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                                                                   EXHIBIT 10.2

                     [ADVANCED GAMING TECHNOLOGY LETTERHEAD]


                                LETTER AGREEMENT
                       dated the 29th day of January 1998


BETWEEN:                ADVANCED GAMING TECHNOLOGY, INC. of
                        PO Box 1610, Suite 2482 - 650 West Georgia Street Vancouver, BC, Canada, V6B 4N9

                        hereinafter called "AGT"

AND:                    DR. R. KENNETH LANDOW, M.D. of
                        1820 East Desert Inn Road
                        Las Vegas, Nevada 89109
                        S.S.N. 144.40.9219

                        hereinafter called "Consultant"

WHEREAS, Dr. R. Kenneth Landow acting as an independent Consultant has been providing advise and assistance to the Company,

AND WHEREAS, Consultant is a prominent individual and has provided numerous introductions to individuals and associates involved in the gaming industry who, in turn, have provided assistance to AGT,

AND WHEREAS, AGT wishes to compensate Consultant for the services rendered during 1996 and 1997,

NOW THEREFORE this Agreement witnesses that in consideration of mutual covenants and agreements hereinafter contained, the Parties hereto agree as follows:

1.0 COMPENSATION: For services rendered in 1996 and 1997, Consultant is hereby granted TWO HUNDRED FIFTY THOUSAND (250,000) COMMON SHARES of AGT. Such shares are to be issued to Consultant pursuant to a S-8 Registration.

2.0 INDEPENDENT CONTACTOR: AGT and Consultant hereby acknowledge and agree that the Consultant has acted as an independent contractor for AGT and that nothing in this Agreement shall be construed to have created a relationship of employer and employee, principal and agent, partners or joint venturers between AGT and the Consultant.

3.0 GOVERNING LAW: This Agreement shall be governed by the laws of the Province of British Columbia and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia.

4.0 NOTICES: All notices to one party to this Agreement by the other shall be in writing and delivered as set out at the beginning of this Agreement or to such other address as may be specified by one party to the other in a notice given in the manner herein provided. Any notice given in such manner shall be deemed to have been received by the party to whom it is given on the day of

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            delivery. Notice may be sent by way of facsimile to the business offices of a party having a facsimile and such facsimile shall be deemed to be delivered on the date following the date of transmission.

5.0 This Agreement constitutes the entire agreement between the parties hereto and, to be effective, any modification of this Agreement must be in writing and singed by the party to be charged thereby.

IN WITNESS WHEREOF the parties hereto have executed this Letter Agreement effective as of the day and date first above written.

          CONSULTANT                       ADVANCED GAMING TECHNOLOGY, INC.

 /s/ DR. R. KENNETH LANDOW                             [SIG]
---------------------------------     -----------------------------------------
     Dr. R. Kenneth Landow                     Authorized Signatory

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